Exhibit 3.5

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles Of Organization		FILED # LLC1320804
Limited-Liability Company		June 15 2004
(PURSUANT TO NRS 86)		THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company:	FLORIDA HOOTERS LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Lionel Sawyer & Collins
Name
	300 S. 4th Street, Ste. 1700	Las Vegas	NEVADA	89101
	Physical Street Address	City	State	Zip Code

	Additional Mailing Address	City	State	Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (check one)	Company shall be managed by	☐ Manager(s) OR ☒ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Hooters Gaming LLC
Name
	107 Hampton Road, Ste. 200	Clearwater	FL	33759
	Address	City	State	Zip Code
Lags Ventures, Inc.
Name
	4411 Cleveland Avenue	Ft. Myers	FL	33901
	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code
6. Names, Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Elaine Shaddock
Name
	Signature	/s/ Elaine Shaddock
	300 S. 4th Street, Ste. 1700	Las Vegas	NEVADA	89101
	Street Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company.

/s/ Linda Sue Mabry
	Authorized Signature of R.A. or On Behalf of R.A. Company	Date 6-15-04

This form must be accompanied by appropriate fees. See attached fee schedule.			Nevada Secretary of State

ARTICLES OF ORGANIZATION

OF

FLORIDA HOOTERS LLC

The undersigned hereby forms a limited-liability company (the “Company”) under Chapter 86 of the Nevada Revised Statutes, and adopts the following Articles of Organization.

ARTICLE 1
NAME

The name of the Company is FLORIDA HOOTERS LLC.

ARTICLE 2
RESIDENT AGENT

The Company’s resident agent for service of process shall be Lionel Sawyer & Collins, Ltd., a Nevada professional corporation, located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101 or such other agent as the members shall determine.

ARTICLE 3
MANAGEMENT

The business and affairs of the Company shall be managed by the members. The names and addresses of the members are:

Member:	Hooters Gaming LLC

Address of Member:	107 Hampton Road, Suite 200 Clearwater, FL 33759

Member:	Lags Ventures, Inc.

Address of Member:	4411 Cleveland Avenue Ft. Myers, FL 33901

The members may designate, by provision either in the operating agreement or in another writing, one or more persons, officers or employees of the Company, who may, in the name of the Company and in lieu of, or in addition to, the members, contract debts or liabilities, and sign contracts or agreements, and may authorize the use of facsimile signatures of any such persons.

ARTICLE 4 ORGANIZER

The name and address of the organizer, who is not a member of the Company is as follows:

Elaine Shaddock

Lionel Sawyer & Collins

300 South Fourth Street - Suite 1700
Las Vegas, Nevada 89101

EXECUTED this 15th day of June, 2004.

/s/ Elaine Shaddock
Elaine Shaddock